Exhibit 99.1

> News Release

Newell Rubbermaid Reports Third Quarter 2011 Results

and Reaffirms Full Year 2011 Guidance

»    Net Sales Growth of 5.8%; Core Sales Growth of 3.3%

»    Normalized EPS of $0.45

»    Announces Project Renewal: A Plan to Simplify the Organization for Growth

ATLANTA, October 28, 2011 – Newell Rubbermaid (NYSE: NWL) today announced third quarter results and reaffirmed full-year core sales, normalized EPS and operating cash flow guidance. The company also announced Project Renewal, an initiative that will simplify and realign the structure of the company, freeing up resources to be reinvested for profitable growth and strengthened marketing and selling capabilities.

Michael Polk, President and Chief Executive Officer, commented, “Our third quarter results represent a solid step forward. Core sales growth, operating income margin improvement and operating cash flow came in as expected and improved meaningfully versus our first half and year ago results. These are good numbers in the context of a really tough macro environment and represent progress towards our goal of delivering consistent predictable results and sustainable profitable growth.”

“Our return to growth in the third quarter gives us the confidence to take the next important step toward our future. This morning we announced Project Renewal, an initiative designed to reduce complexity in our operating structure and realign resources to our highest potential businesses. We plan to achieve savings of approximately $90 to $100 million over the next twelve to eighteen months, and invest the majority of these funds back into the business in increased brand building support, strengthened demand creation capabilities in customer development and marketing, and the development of our business system in emerging markets. We are making these changes with the ambition to create a bigger, faster growing, more global and more profitable Newell Rubbermaid.”

Executive Summary

•	Third quarter 2011 net sales were $1.55 billion, an increase of 5.8 percent versus prior year results. Core sales, which exclude the impact of changes in foreign currency, rose 3.3 percent.

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•

Normalized earnings per share in the third quarter were up 7.1 percent to $0.45 compared with $0.42 in the prior year period. Normalized earnings per share growth was primarily due to the benefit of flow through from increased sales.

•

The company reaffirmed its previous guidance for full year 2011 core sales growth of one to three percent, normalized earnings per share in the range of $1.55 to $1.62 and operating cash flow of $520 to $560 million.

•

Diluted net loss per share for the quarter, as reported, was $0.61. The 2011 third quarter earnings results include a non-cash impairment charge of $382.6 million, or $1.05 per share, to write down to fair value goodwill primarily related to the company’s Baby & Parenting and Hardware global business units.

•	Operating cash flow was $295.3 million, an increase of 51.8 percent compared with the year-ago period, due to tight working capital management and the timing of working capital sources and uses.

•

The company reduced debt by $213.6 million in the third quarter, driving debt to the lowest level since the fourth quarter of 2007. The company also paid $23.5 million in dividends and $24.4 million for the repurchase of 1.9 million shares under its recently authorized $300 million share repurchase plan.

•

The company divested its Bernzomatic hand torch and solder business and recorded a net loss from discontinued operations of $11.2 million, or $0.04 per share, reflecting the income from discontinued operations and the loss on disposal. Information presented for both current and prior year periods in this release has been restated to reflect the Bernzomatic results as discontinued operations.

•

The company announced Project Renewal, a global initiative designed to reduce the complexity of the organization and increase investment in the most significant growth platforms within the business, funded by a reduction in structural SG&A costs. Beginning January 1, 2012, the company will reduce the number of its operating groups from three to two and the number of its global business units from thirteen to nine. Project Renewal is expected to result in aggregate restructuring charges of $90 to $100 million, to be substantially incurred by the end of 2012.

Third Quarter 2011 Operating Results

Net sales in the third quarter were $1.55 billion, an increase of 5.8 percent over the prior year. Core sales grew 3.3 percent and foreign currency had a positive 2.5 percent impact on sales. Strong performance from emerging markets, as well as distribution gains and share gains in all geographies, were the primary growth drivers.

Operating income margin on a normalized basis for the third quarter was 13.7 percent, up 20 basis points versus the prior year and 40 basis points versus the prior quarter. The improvement in operating income margin was achieved despite gross margin contraction of 100 basis points to 37.4 percent, as higher input cost inflation was only partially offset by pricing and productivity. Decreases in structural SG&A more than offset the gross margin decline enabling increased investment in strategic SG&A of 80 basis points as a percentage of sales versus the prior year period.

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Third quarter operating income on a normalized basis was $211.8 million compared with $197.7 million in the prior year period. Third quarter normalized operating income excludes $382.6 million of impairment charges primarily related to goodwill write-downs associated with the Baby & Parenting and Hardware global business units, $17.0 million of restructuring and restructuring-related costs incurred in connection with the European Transformation Plan and $4.4 million in incremental costs associated with the company’s CEO transition. In 2010, normalized operating income excluded $23.1 million in Project Acceleration restructuring costs and restructuring-related costs incurred in connection with the European Transformation Plan.

The normalized tax rate for the quarter was 28.2 percent compared with 30.5 percent in the prior year. The year-over-year change in tax rate was primarily driven by the geographical mix in earnings and the timing of certain discrete items.

Normalized earnings were $0.45 per diluted share compared with prior year normalized results of $0.42 per diluted share, attributable to the increase in sales, lower structural SG&A costs and interest expense savings, partially offset by the impact of input cost inflation and higher strategic SG&A spending.

For the third quarter 2011, normalized diluted earnings per share exclude $1.05 per diluted share for impairment charges primarily related to goodwill write-downs, net of tax, $0.06 per diluted share for restructuring and restructuring-related costs associated with the European Transformation Plan, net of tax, $0.01 per diluted share related to the incremental costs associated with the Company’s CEO transition, $0.01 of dilution from adding common stock equivalents to the weighted average shares in the quarter, and a benefit of $0.10 per diluted share resulting from the reversal of certain tax contingencies due to the expiration of various statutes of limitation. In addition, the company recorded a net loss from discontinued operations of $11.2 million, or $0.04 per share, reflecting the income from discontinued operations and loss on disposal of the Bernzomatic hand torch and solder business, which has also been excluded from normalized earnings. For the third quarter 2010, normalized diluted earnings per share exclude $0.05 per diluted share for restructuring and restructuring-related costs, net of tax, $0.04 per diluted share of dilution related to the conversion feature of the convertible notes issued in March 2009 and the impact of associated hedge transactions, $0.45 per diluted share in charges and other impacts associated with the Capital Structure Optimization Plan, and a benefit of $0.21 per diluted share reflecting the favorable resolution of a tax examination. (A reconciliation of the “as reported” results to “normalized” results is included below.) All quarters presented in the attached financial statements have been restated to reflect the reclassification of the Bernzomatic results as discontinued operations.

As a result of its annual impairment testing of goodwill and other intangible assets, the company recorded a non-cash impairment charge of approximately $382.6 million, or $1.05 per diluted share. This charge primarily relates to the impairment of goodwill at the company’s Baby & Parenting and Hardware global business units.

Net loss, as reported, was $177.6 million, or a loss of $0.61 per diluted share, for the third quarter. This compares to net income of $28.3 million, or $0.09 per diluted share, in the prior year.

The company generated operating cash of $295.3 million during the third quarter, compared with $194.5 million in the comparable period last year. In the third quarter of 2010, the company made a voluntary $50 million pension contribution which did not occur in the current year. Other factors

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in the year-over-year change were a shift in working capital needs due to later Back To School order patterns by certain customers and the timing of new product launches. Capital expenditures were $55.1 million in the third quarter compared with $38.8 million in the prior year.

A reconciliation of the third quarter 2011 and last year’s results is as follows:

	Q3 2011	Q3 2010

Diluted earnings per share (as reported)	($0.61)	$0.09

Goodwill impairment charges	$1.05	$0.00

Restructuring and restructuring-related costs	$0.06	$0.05

Discontinued operations	$0.04	$0.00

CEO transition costs	$0.01	$0.00

Convertible notes dilution	$0.00	$0.04

Capital structure optimization plan	$0.00	$0.45

Income tax benefits	($0.10)	($0.21)

Other items	($0.01)	$0.00

“Normalized” EPS*	$0.45	$0.42

*	totals may not add due to rounding

Third Quarter 2011 Operating Segment Results

The Home & Family segment’s net sales for the third quarter were $626.7 million, a 2.9 percent increase compared with the prior year quarter. Core sales in the segment increased 1.1 percent driven by growth in the Culinary Lifestyles, Beauty and Style and Rubbermaid Consumer businesses. Baby & Parenting core sales, although declining year over year, showed sequential improvement. Operating income in the Home & Family segment was $88.6 million, or 14.1 percent of sales, compared with the 2010 third quarter income of $76.2 million, or 12.5 percent of sales. The profitability improvement was largely the result of lower structural SG&A costs.

The company’s Office Products segment posted third quarter net sales of $474.9 million, a 5.5% increase over last year with foreign currency having a 3.3 percent positive impact on sales. Driving

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the year over year core sales improvement of 2.2 percent was a healthy Back To School performance, particularly in North America, as well as high single digit growth in our Technology business. The Office Products segment’s operating income was $76.9 million, or 16.2 percent of sales, as compared with $70.8 million, or 15.7 percent of sales, in the prior year. Gross margin was pressured by input cost inflation and a competitive North American Back To School environment. Increased strategic spending was partially offset by lower structural expenses.

Third quarter net sales in the Tools, Hardware & Commercial segment were $448.3 million, a 10.3 percent improvement over the prior year. Core sales increased 7.5 percent, excluding a favorable foreign currency impact of 2.8 percent. Core sales in emerging markets delivered continued momentum with double digit growth in the quarter. Third quarter operating income was $65.5 million, or 14.6 percent of sales, compared with $70.6 million, or 17.4 percent of sales, in the prior year. Input cost inflation and a competitive pricing environment pressured gross margins. Strategic SG&A increased over the prior year due to unfavorable foreign currency translation and targeted support to fuel organic growth in faster growing markets and new categories.

Project Renewal

The company today announced Project Renewal, a global initiative designed to reduce the complexity of the organization and increase investment in the most significant growth platforms within the business, funded by a reduction in structural SG&A costs. Cost savings will be achieved in large part through a consolidation of the current three operating groups into two, and of thirteen global business units into nine. The new operating groups, which will be operational effective January 1, 2012, will be named Newell Consumer and Newell Professional. Newell Consumer will be headed by Penny McIntyre, currently President, Office Products, and Newell Professional will be headed by William Burke, currently President, Tools, Hardware & Commercial Products. The final alignment of the global business units into the two groups will be announced at a later date.

In addition, the consolidation of two manufacturing facilities and two distribution centers will be implemented as part of the plan, with the goal of increasing operational efficiency, reducing costs, and improving gross margin.

Project Renewal is expected to generate cost savings of approximately $90 to $100 million when fully implemented by the end of 2012. The majority of the associated savings is expected to be realized in 2012 and will be reinvested in the business to unlock accelerated growth. The company expects to incur cash costs of $75 to $90 million and record pretax restructuring charges in the range of $90 to $100 million over the same period. Charges of between $30 and $40 million are expected to be incurred in the fourth quarter of 2011. The company estimates a total net headcount reduction of approximately 500 resulting from the plan.

As part of Project Renewal, Jay Gould will be leaving the company effective January 1, 2012. “I want to thank Jay for his leadership and service at Newell Rubbermaid,” said Polk. “After the CEO succession process, Jay was instrumental during my transition into the role and I appreciate his assistance in making that process seamless. I would like to wish him success as he leaves Newell Rubbermaid to pursue another leadership position.”

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Nine Months Results

Net sales for the nine months ended September 30, 2011 increased 3.6 percent to $4.37 billion, compared with $4.22 billion in the prior year. Core sales increased 1.1 percent for the nine months and foreign currency translation increased net sales by 2.5 percent.

Gross margin was 37.7 percent, a 50 basis point decline versus the prior year, primarily due to higher input cost inflation partially offset by pricing and productivity.

Normalized earnings were $1.19 per diluted share compared with $1.18 per diluted share in the prior year. For the nine months ended September 30, 2011, normalized earnings exclude the same items as those in the third quarter 2011, with the exception of the dilution from adding common stock equivalents to the weighted average shares, as well as an additional benefit of $0.07 per diluted share resulting from the reversal in the first half of the year of certain tax contingencies due to the expiration of various worldwide statutes of limitation and $0.01 per diluted share for a loss related to the retirement of convertible notes. In addition, the company recorded a net loss from discontinued operations of $8.1 million, or $0.03 per share, reflecting the income from discontinued operations and the loss on disposal of the Bernzomatic hand torch and solder business, which has been excluded from normalized earnings. For the nine months ended September 30, 2010, normalized earnings excluded the same items as those in the third quarter 2010 as well as a benefit of $0.01 per diluted share related to the impact of hyperinflationary accounting for the company’s Venezuelan operations. (A reconciliation of the “as reported” results to “normalized” results is included below.)

Net income, as reported, was $44.8 million, or $0.15 per diluted share. This compares to $217.1 million, or $0.70 per diluted share, in the prior year.

The company generated operating cash flow of $279.8 million during the first nine months of 2011 compared with $377.9 million in the prior year. The year-over-year change in operating cash flow is primarily driven by the timing of working capital requirements and higher inventory levels in anticipation of international expansion and new product introductions. Capital expenditures were $151.2 million, compared with $108.1 million in the prior year.

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A reconciliation of the first nine months 2011 and last year’s results is as follows:

	YTD Q3 2011	YTD Q3 2010

Diluted earnings per share (as reported)	$0.15	$0.70

Goodwill impairment charges	$1.03	$0.00

Restructuring and restructuring-related costs	$0.12	$0.16

Discontinued operations	$0.03	($0.01)

CEO transition costs	$0.01	$0.00

Convertible notes dilution	$0.00	$0.10

Capital structure optimization plan	$0.00	$0.44

Income tax benefits	($0.17)	($0.21)

Other items, net of tax	$0.01	($0.01)

“Normalized” EPS*	$1.19	$1.18

*	totals may not add due to rounding

2011 Full Year Outlook

The company reaffirmed its full year expectation for sales growth of three to five percent. Core sales growth guidance of one to three percent is unchanged. In addition, foreign currency is still expected to have an approximate two point positive impact on full year sales.

The company updated its assumptions for gross margin to reflect its expectation for higher input cost inflation and a more price sensitive consumer environment in the U.S. Revised guidance is that gross margin will be flat to down 30 basis points year over year, compared with its previous expectation of gross margin expansion of 40 to 60 basis points.

The company continues to expect normalized earnings per diluted share in the range of $1.55 to $1.62 despite a $0.04 per share negative impact resulting from the company’s divestiture of its Bernzomatic torch and solder business.

The company’s 2011 normalized EPS expectation excludes approximately $8 million related to the incremental costs associated with its CEO transition, $383 million in impairment charges primarily associated with goodwill write-downs, between $60 and $70 million of restructuring and other plan-related costs associated with the company’s European Transformation Plan and between $30 and $40 million of restructuring

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charges associated with Project Renewal. (A reconciliation of the “as reported” results to “normalized” results is included below.)

Operating cash flow guidance is unchanged at between $520 and $560 million for the full year, including approximately $85 to $95 million in restructuring and restructuring-related cash payments. The company anticipates capital expenditures of approximately $200 million during the year.

A reconciliation of the 2011 earnings outlook is as follows:

FY 2011

Diluted earnings per share	$0.34 to $0.41

Restructuring and restructuring-related costs	$0.26 to $0.32

Goodwill impairment charges	$1.03

Discontinued operations	$0.03

CEO transition costs	$0.02

Income tax benefits	($0.17)

Other items	$0.01

“Normalized” EPS	$1.55 to $1.62

Conference Call

The company’s third quarter 2011 earnings conference call is scheduled for today, October 28, 2011, at 9:00 am ET. To listen to the webcast, use the link provided under Events & Presentations in the Investor Relations section of Newell Rubbermaid’s Web site at www.newellrubbermaid.com. The webcast will be available for replay for two weeks. A brief supporting slide presentation will be available prior to the call under Quarterly Earnings in the Investor Relations section on the company’s Web site.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

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About Newell Rubbermaid

Newell Rubbermaid Inc., an S&P 500 company, is a global marketer of consumer and commercial products with 2010 sales of approximately $5.7 billion and a strong portfolio of leading brands, including Rubbermaid®, Sharpie®, Graco®, Calphalon®, Irwin®, Lenox®, Levolor®, Paper Mate®, Dymo®, Waterman®, Parker®, Goody®, Rubbermaid Commercial Products® and Aprica®.

This press release and additional information about Newell Rubbermaid are available on the company’s Web site, www.newellrubbermaid.com.

Contacts:

Nancy O’Donnell	David Doolittle
Vice President, Investor Relations	Vice President, Corporate Communications
+1 (770) 418-7723	+1 (770) 418-7519

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, the European Transformation Plan, the Capital Structure Optimization Plan, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and restructuring related costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management’s plans, projections and objectives for future operations and performance. These statements are accompanied by words such as “anticipate,” “expect,” “project,” “will,” “believe,” “estimate” and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers’ strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s latest quarterly report on Form 10-Q, and exhibit 99.1 thereto, filed with the Securities and Exchange Commission. Changes in such assumptions or factors could produce significantly different results. The information contained in this news release is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

NWL-EA

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Three Months Ended September 30,
	2011			2010 (2)			YOY % Change
	As Reported	Excluded Items (1)	Normalized	As Reported	Excluded Items (3)	Normalized

Net sales	$1,549.9	$—	$1,549.9	$1,465.5	$—	$1,465.5	5.8%
Cost of products sold	970.6	—	970.6	902.1	—	902.1

GROSS MARGIN	579.3	—	579.3	563.4	—	563.4	2.8%
% of sales	37.4%		37.4%	38.4%		38.4%

Selling, general & administrative expenses	383.4	(15.9)	367.5	372.6	(6.9)	365.7	0.5%
% of sales	24.7%		23.7%	25.4%		25.0%

Impairment charges	382.6	(382.6)	—	—	—	—
Restructuring costs	5.5	(5.5)	—	16.2	(16.2)	—

OPERATING (LOSS) INCOME	(192.2)	404.0	211.8	174.6	23.1	197.7	7.1%
% of sales	(12.4)%		13.7%	11.9%		13.5%

Nonoperating expenses:
Interest expense, net	21.8	—	21.8	30.3	—	30.3
Loss on extinguishments of debt	—	—	—	218.6	(218.6)	—
Other expense (income), net	6.0	—	6.0	(3.5)	—	(3.5)

	27.8	—	27.8	245.4	(218.6)	26.8	3.7%

(LOSS) INCOME BEFORE INCOME TAXES	(220.0)	404.0	184.0	(70.8)	241.7	170.9	7.7%
% of sales	(14.2)%		11.9%	(4.8)%		11.7%

Income taxes	(53.6)	105.5	51.9	(99.1)	151.3	52.2	(0.6)%
Effective rate	NM		28.2%	NM		30.5%

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(166.4)	298.5	132.1	28.3	90.4	118.7	11.3%
% of sales	(10.7)%		8.5%	1.9%		8.1%

Loss from discontinued operations, net of tax	(11.2)	11.2	—	—	—	—

NET (LOSS) INCOME	$(177.6)	$309.7	$132.1	$28.3	$90.4	$118.7	11.3%

	(11.5)%		8.5%	1.9%		8.1%

(LOSS) EARNINGS PER SHARE:
Basic
(Loss) income from continuing operations	$(0.57)	$1.02	$0.45	$0.10	$0.32	$0.42
Loss from discontinued operations	(0.04)	0.04	—	—	—	—
Net (loss) income	$(0.61)	$1.06	$0.45	$0.10	$0.32	$0.42
Diluted (4)
(Loss) income from continuing operations	$(0.57)	$1.02	$0.45	$0.09	$0.33	$0.42
Loss from discontinued operations	(0.04)	0.04	—	—	—	—
Net (loss) income	$(0.61)	$1.06	$0.45	$0.09	$0.33	$0.42
AVERAGE SHARES OUTSTANDING:
Basic	290.8		294.1	273.3		281.5
Diluted (4)	290.8		304.1	301.0		284.4

(1)	Items excluded from “normalized” results for 2011 consist of the net of tax impact of the following: $11.5 million of restructuring related costs and $5.5 million of restructuring costs incurred in connection with the European Transformation Plan; $382.6 million of asset impairment charges, primarily related to goodwill for the Baby & Parenting and Hardware GBUs; $4.4 million of incremental SG&A costs resulting from the Company’s CEO transition during 2011; as well as $28.2 million of income tax benefits primarily resulting from the reduction of unrecognized tax benefits for items for which the statute of limitations expired. “Normalized” results for 2011 also exclude a net loss of $11.2 million from discontinued operations, primarily resulting from the loss on disposal of the BernzOmatic business.
(2)	2010 results have been adjusted to reclassify the results of operations of the BernzOmatic business to discontinued operations.
(3)	Items excluded from “normalized” results for 2010 consist of the net of tax impact of the following: $6.9 million of restructuring related costs incurred in connection with the European Transformation Plan; $16.2 million of Project Acceleration restructuring costs, including asset impairment charges and employee termination and other costs; $218.6 million in charges incurred to retire outstanding debt under the Capital Structure Optimization Plan; as well as $63.6 million of non-recurring income tax benefits resulting from settlements with tax authorities, share impacts relating to the execution of the Capital Structure Optimization Plan and the dilutive impact of the conversion feature of the convertible notes and the associated hedge transactions for the period outstanding during 2010.
(4)	The Preferred Securities are dilutive for normalized earnings per share for the three months ended September 30, 2011, and as a result, $3.5 million of interest expense, net of tax, has been added back to net income and the 8.3 million shares of common stock into which the Preferred Securities are convertible have been included in the denominator for diluted earnings per share.

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in millions, except per share data)

Reconciliation of “As Reported” Results to “Normalized” Results

	Nine Months Ended September 30,
	2011 (1)			2010 (1)			YOY % Change
	As Reported	Excluded Items (2)	Normalized	As Reported	Excluded Items (3)	Normalized

Net sales	$4,369.4	$—	$4,369.4	$4,216.7	$—	$4,216.7	3.6%
Cost of products sold	2,720.8	—	2,720.8	2,605.6	—	2,605.6

GROSS MARGIN	1,648.6	—	1,648.6	1,611.1	—	1,611.1	2.3%
% of sales	37.7%		37.7%	38.2%		38.2%

Selling, general & administrative expenses	1,122.0	(30.2)	1,091.8	1,052.6	(8.5)	1,044.1	4.6%
% of sales	25.7%		25.0%	25.0%		24.8%

Impairment Charges	382.6	(382.6)	—	—	—	—
Restructuring costs	12.3	(12.3)	—	53.3	(53.3)	—

OPERATING INCOME	131.7	425.1	556.8	505.2	61.8	567.0	(1.8)%
% of sales	3.0%		12.7%	12.0%		13.4%

Nonoperating expenses:
Interest expense, net	65.0	—	65.0	95.5	—	95.5
Loss related to extinguishments of debt	4.8	(4.8)	—	218.6	(218.6)	—
Other expense (income), net	11.0	—	11.0	(9.6)	5.6	(4.0)

	80.8	(4.8)	76.0	304.5	(213.0)	91.5	(16.9)%

INCOME BEFORE INCOME TAXES	50.9	429.9	480.8	200.7	274.8	475.5	1.1%
% of sales	1.2%		11.0%	4.8%		11.3%

Income taxes	(2.0)	129.7	127.7	(14.1)	156.0	141.9	(10.0)%
Effective rate	NM		26.6%	NM		29.8%

NET INCOME FROM CONTINUING OPERATIONS	52.9	300.2	353.1	214.8	118.8	333.6	5.8%
% of sales	1.2%		8.1%	5.1%		7.9%

(Loss) income from discontinued operations, net of tax	(8.1)	8.1	—	2.3	(2.3)	—

NET INCOME	$44.8	$308.3	$353.1	$217.1	$116.5	$333.6	5.8%

	1.0%		8.1%	5.1%		7.9%

EARNINGS (LOSS) PER SHARE:
Basic
Income from continuing operations	$0.18	$1.02	$1.20	$0.77	$0.42	$1.19
(Loss) income from discontinued operations	(0.03)	0.03	—	0.01	(0.01)	—
Net Income	$0.15	$1.05	$1.20	$0.78	$0.41	$1.19
Diluted
Income from continuing operations	$0.18	$1.01	$1.19	$0.70	$0.48	$1.18
(Loss) income from discontinued operations	(0.03)	0.03	—	0.01	(0.01)	—
Net Income	$0.15	$1.04	$1.19	$0.70	$0.48	$1.18

AVERAGE SHARES OUTSTANDING:
Basic	294.2		294.2	278.7		281.4
Diluted	296.8		296.8	308.1		283.8

(1)	2011 and 2010 results have been adjusted to reclassify the results of operations of the BernzOmatic business to discontinued operations.
(2)	Items excluded from “normalized” results for 2011 consist of the net of tax impact of the following: $25.8 million of restructuring related costs and $12.3 million of restructuring costs incurred in connection with the European Transformation Plan; $382.6 million of asset impairment charges, primarily related to the impairment of goodwill for the Baby & Parenting and Hardware GBUs; $4.4 million of incremental SG&A costs resulting from the Company’s CEO transition during 2011; $4.8 million of debt extinguishment costs incurred to exchange substantially all of the remaining convertible notes issued during March 2009; as well as $49.0 million of income tax benefits primarily resulting from the reduction of unrecognized tax benefits for items for which the statute of limitations expired. “Normalized” results for 2011 also exclude a net loss of $8.1 million from discontinued operations, resulting from income from operations and loss on disposal of the BernzOmatic business.
(3)	Items excluded from “normalized” results for 2010 consist of the net of tax impact of the following: $8.5 million of restructuring related costs incurred in connection with the European Transformation Plan; $53.3 million of Project Acceleration restructuring costs, including asset impairment charges and employee termination and other costs; $218.6 million in charges incurred to retire outstanding debt under the Capital Structure Optimization Plan; and a $5.6 million gain resulting from hyperinflationary accounting for the Company’s Venezuelan operations. Additionally, “normalized” results for 2010 exclude $63.6 million of non-recurring income tax benefits resulting from settlements with tax authorities, share impacts relating to the execution of the Capital Structure Optimization Plan, the dilutive impact of the conversion feature of the convertible notes and the associated hedge transactions for the period outstanding during 2010 and net earnings of $2.3 million relating to operations of the BernzOmatic business, which have been presented as discontinued operations.

Newell Rubbermaid Inc.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)

	September 30, 2011	September 30, 2010
Assets:

Cash and cash equivalents	$138.9	$153.5
Accounts receivable, net	985.9	1,004.9
Inventories, net	873.2	831.2
Deferred income taxes	164.5	208.3
Prepaid expenses and other	126.4	127.6

Total Current Assets	2,288.9	2,325.5

Property, plant and equipment, net	537.3	533.4
Goodwill	2,359.0	2,752.5
Other intangible assets, net	663.4	645.9
Other assets	363.2	312.9

Total Assets	$6,211.8	$6,570.2

Liabilities and Stockholders’ Equity:

Accounts payable	$522.9	$553.4
Accrued compensation	121.6	157.1
Other accrued liabilities	627.9	712.9
Short-term debt	236.9	191.0
Current portion of long-term debt	266.4	269.9

Total Current Liabilities	1,775.7	1,884.3

Long-term debt	1,811.3	2,096.5
Other noncurrent liabilities	726.0	716.5

Stockholders’ Equity - Parent	1,895.3	1,869.4
Stockholders’ Equity - Noncontrolling Interests	3.5	3.5

Total Stockholders’ Equity	1,898.8	1,872.9

Total Liabilities and Stockholders’ Equity	$6,211.8	$6,570.2

Newell Rubbermaid Inc.

CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)

(in millions)

	Nine Months Ended September 30,
	2011	2010
Operating Activities:
Net income	$44.8	$217.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121.1	130.2
Impairment charges	382.6	—
Loss on disposal of discontinued operations	13.9	—
Loss on extinguishments of debt	4.8	218.6
Deferred income taxes	12.1	(3.0)
Non-cash restructuring (benefits) costs	(1.5)	5.2
Stock-based compensation expense	28.4	27.8
Other	13.2	19.7
Changes in operating assets and liabilities, excluding the effects of acquisitions and divestitures:
Accounts receivable	5.1	(107.5)
Inventories	(188.1)	(141.2)
Accounts payable	55.4	118.7
Accrued liabilities and other	(212.0)	(107.7)

Net cash provided by operating activities	$279.8	$377.9

Investing Activities:
Acquisitions and acquisition related activity	$(20.0)	$(1.5)
Capital expenditures	(151.2)	(108.1)
Proceeds from sales of businesses and non-current assets	39.0	9.4
Other	(7.2)	(2.0)

Net cash used in investing activities	$(139.4)	$(102.2)

Financing Activities:
Net short-term borrowings	$98.9	$189.6
Proceeds from issuance of debt, net of debt issuance costs	3.3	547.3
Payments on and for the settlement of notes payable and debt	(150.8)	(610.6)
Payments for settlement of warrants	—	(279.5)
Proceeds from settlement of call options	—	346.6
Cash consideration paid to exchange convertible notes	(3.1)	(53.0)
Repurchase of shares of common stock	(24.4)	(500.1)
Cash dividends	(61.6)	(40.8)
Other, net	(4.5)	(3.7)

Net cash provided by used in financing activities	$(142.2)	$(404.2)

Currency rate effect on cash and cash equivalents	$1.1	$3.7

Decrease in cash and cash equivalents	$(0.7)	$(124.8)
Cash and cash equivalents at beginning of period	139.6	278.3

Cash and cash equivalents at end of period	$138.9	$153.5

Newell Rubbermaid Inc.

Financial Worksheet

(In Millions)

	2011 (1)					2010 (1)
		Reconciliation (2)					Reconciliation (3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q1:
Home & Family	$534.1	$56.6	$—	$56.6	10.6%	$556.9	$68.8	$—	$68.8	12.4%	$(22.8)	(4.1)%	$(12.2)	(17.7)%
Office Products	364.9	54.9	—	54.9	15.0%	351.6	47.3	—	47.3	13.5%	13.3	3.8%	7.6	16.1%
Tools, Hardware & Commercial Products	375.2	46.8	—	46.8	12.5%	370.9	49.8	—	49.8	13.4%	4.3	1.2%	(3.0)	(6.0)%
Restructuring Costs	—	(5.8)	5.8	—		—	(16.0)	16.0	—
Corporate	—	(24.5)	5.3	(19.2)		—	(21.6)	—	(21.6)				2.4	11.1%

Total	$1,274.2	$128.0	$11.1	$139.1	10.9%	$1,279.4	$128.3	$16.0	$144.3	11.3%	$(5.2)	(0.4)%	$(5.2)	(3.6)%

	2011 (1)					2010 (1)
		Reconciliation (2)					Reconciliation (2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q2:
Home & Family	$601.4	$64.6	$—	$64.6	10.7%	$592.0	$75.6	$—	$75.6	12.8%	$9.4	1.6%	$(11.0)	(14.6)%
Office Products	499.9	96.3	—	96.3	19.3%	483.5	99.4	—	99.4	20.6%	16.4	3.4%	(3.1)	(3.1)%
Tools, Hardware & Commercial Products	444.0	65.2	—	65.2	14.7%	396.3	68.8	—	68.8	17.4%	47.7	12.0%	(3.6)	(5.2)%
Restructuring Costs	—	(1.0)	1.0	—		—	(21.1)	21.1	—
Corporate	—	(29.2)	9.0	(20.2)		—	(20.4)	1.6	(18.8)				(1.4)	(7.4)%

Total	$1,545.3	$195.9	$10.0	$205.9	13.3%	$1,471.8	$202.3	$22.7	$225.0	15.3%	$73.5	5.0%	$(19.1)	(8.5)%

	2011					2010 (1)
		Reconciliation (2)					Reconciliation (2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
Q3:
Home & Family	$626.7	88.6	$—	$88.6	14.1%	$608.8	76.2	$—	$76.2	12.5%	$17.9	2.9%	$12.4	16.3%
Office Products	474.9	76.9	—	76.9	16.2%	450.3	70.8	—	70.8	15.7%	24.6	5.5%	6.1	8.6%
Tools, Hardware & Commercial Products	448.3	65.5	—	65.5	14.6%	406.4	70.6	—	70.6	17.4%	41.9	10.3%	(5.1)	(7.2)%
Impairment Charges	—	(382.6)	382.6	—		—	—	—	—
Restructuring Costs	—	(5.5)	5.5	—		—	(16.2)	16.2	—
Corporate	—	(35.1)	15.9	(19.2)		—	(26.8)	6.9	(19.9)				0.7	3.5%

Total	$1,549.9	$(192.2)	$404.0	$211.8	13.7%	$1,465.5	$174.6	$23.1	$197.7	13.5%	$84.4	5.8%	$14.1	7.1%

	2011 (1)					2010 (1)
		Reconciliation (2)					Reconciliation (2,3)				Year-over-year changes
	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales	Reported OI	Excluded Items	Normalized OI	Operating Margin	Net Sales		Normalized OI
											$	%	$	%
YTD:
Home & Family	$1,762.2	$209.8	$—	$209.8	11.9%	$1,757.7	$220.6	$—	$220.6	12.6%	$4.5	0.3%	$(10.8)	(4.9)%
Office Products	1,339.7	228.1	—	228.1	17.0%	1,285.4	217.5	—	217.5	16.9%	54.3	4.2%	10.6	4.9%
Tools, Hardware & Commercial Products	1,267.5	177.5	—	177.5	14.0%	1,173.6	189.2	—	189.2	16.1%	93.9	8.0%	(11.7)	(6.2)%
Impairment Charges	—	(382.6)	382.6	—		—	—	—	—
Restructuring Costs	—	(12.3)	12.3	—		—	(53.3)	53.3	—
Corporate	—	(88.8)	30.2	(58.6)		—	(68.8)	8.5	(60.3)				1.7	2.8%

Total	$4,369.4	$131.7	$425.1	$556.8	12.7%	$4,216.7	$505.2	$61.8	$567.0	13.4%	$152.7	3.6%	$(10.2)	(1.8)%

(1)	2011 and 2010 results have been adjusted to reclassify the results of operations of the BernzOmatic business to discontinued operations.
(2)	Excluded items consist of restructuring and restructuring related costs incurred in connection with the European Transformation Plan. “Normalized” OI for the three and nine months ended September 30, 2011 also excludes impairment charges relating primarily to the impairment of goodwill for the Baby & Parenting and Hardware GBUs, as well as $4.4 million of incremental SG&A costs resulting from the Company’s CEO transition during 2011.
(3)	Excluded items are related to Project Acceleration restructuring costs.

Newell Rubbermaid Inc.

Calculation of Free Cash Flow (1)

	Three Months Ended September 30,
	2011	2010
Free Cash Flow (in millions):
Net cash provided by operating activities	$295.3	$194.5
Capital expenditures	(55.1)	(38.8)

Free Cash Flow	$240.2	$155.7

	Nine Months Ended September 30,
	2011	2010
Free Cash Flow (in millions):
Net cash provided by operating activities	$279.8	$377.9
Capital expenditures	(151.2)	(108.1)

Free Cash Flow	$128.6	$269.8

(1)	Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Newell Rubbermaid Inc.

Three Months Ended September 30, 2011

In Millions

Currency Analysis

	2011			2010 (1)	Year-Over-Year Increase (Decrease)
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment
Home & Family	$626.7	$(10.9)	$615.8	$608.8	1.1%	2.9%	1.8%
Office Products	474.9	(14.9)	460.0	450.3	2.2%	5.5%	3.3%
Tools, Hardware & Commercial Products	448.3	(11.3)	437.0	406.4	7.5%	10.3%	2.8%

Total Company	$1,549.9	$(37.1)	$1,512.8	$1,465.5	3.3%	5.8%	2.5%

By Geography
United States	$1,041.0	$—	$1,041.0	$1,006.0	3.5%	3.5%	0.0%
Canada	103.3	(7.0)	96.3	96.7	(0.4)%	6.8%	7.2%

Total North America	1,144.3	(7.0)	1,137.3	1,102.7	3.1%	3.8%	0.7%

Europe, Middle East and Africa	203.7	(16.0)	187.7	193.3	(2.9)%	5.4%	8.3%
Latin America	86.2	(3.8)	82.4	69.6	18.4%	23.9%	5.5%
Asia Pacific	115.7	(10.3)	105.4	99.9	5.5%	15.8%	10.3%

Total International	405.6	(30.1)	375.5	362.8	3.5%	11.8%	8.3%

Total Company	$1,549.9	$(37.1)	$1,512.8	$1,465.5	3.3%	5.8%	2.5%

(1)- 2010 results have been adjusted to reclassify the results of operations of the BernzOmatic business to discontinued operations.

Newell Rubbermaid Inc.

Nine Months Ended September 30, 2011

In Millions

Currency Analysis

	2011 (1)			2010 (1)	Year-Over-Year (Decrease) Increase
	Sales as Reported	Currency Impact	Adjusted Sales	Sales as Reported	Excluding Currency	Including Currency	Currency Impact
By Segment
Home & Family	$1,762.2	$(28.4)	$1,733.8	$1,757.7	(1.3)%	0.3%	1.6%
Office Products	1,339.7	(44.9)	1,294.8	1,285.4	0.7%	4.2%	3.5%
Tools, Hardware & Commercial Products	1,267.5	(30.5)	1,237.0	1,173.6	5.4%	8.0%	2.6%

Total Company	$4,369.4	$(103.8)	$4,265.6	$4,216.7	1.1%	3.6%	2.5%

By Geography
United States	$2,915.1	$—	$2,915.1	$2,912.1	0.1%	0.1%	0.0%
Canada	284.7	(18.4)	266.3	257.0	3.6%	10.8%	7.2%

Total North America	3,199.8	(18.4)	3,181.4	3,169.1	0.4%	1.0%	0.6%
Europe, Middle East and Africa	617.2	(42.5)	574.7	595.1	(3.4)%	3.7%	7.1%
Latin America	238.4	(15.6)	222.8	191.4	16.4%	24.6%	8.2%
Asia Pacific	314.0	(27.3)	286.7	261.1	9.8%	20.3%	10.5%

Total International	1,169.6	(85.4)	1,084.2	1,047.6	3.5%	11.6%	8.2%

Total Company	$4,369.4	$(103.8)	$4,265.6	$4,216.7	1.1%	3.6%	2.5%

(1)-	2011 and 2010 results have been adjusted to reclassify the results of operations of the BernzOmatic business to discontinued operations.

Newell Rubbermaid Inc.

Impact of Capital Structure Optimization Plan

For the Three and Nine Months Ended September 30, 2010

(In Millions, except EPS amounts)

	Three Months Ended September 30, 2010			Nine Months Ended September 30, 2010
	Dollars	Shares	EPS	Dollars	Shares	EPS
Loss related to early extinguishment of $279 million principal amount of 10.6% notes due 2019, net of tax	$82.8		$0.28	$82.8		$0.27
Loss related to early extinguishment of $325 million principal amount of 5.50% Convertible Notes, net of tax	54.9		$0.18	54.9		$0.18
Normalize weighted average share count to remove beneficial impact of purchase of 25,806,452 shares in August 2010 under the Accelerated Share Buyback		14.3	$(0.02)		4.8	$(0.02)
Normalize weighted average share count to remove adverse impact of issuance of 37,728,415 shares in September 2010 in the Convertible Notes exchange		(6.1)	$0.01		(2.0)	$0.01

Total impact of the Capital Structure Optimization Plan excluded from Normalized Earnings and Earnings per Share	$137.7	8.2	$0.45	$137.7	2.8	$0.44

Q3 2011 Earnings Call Presentation

Newell Rubbermaid
Brands That Matter

October 28, 2011

2 2
Statements in this presentation that are not historical in nature constitute forward-looking statements. These forward-looking statements relate to information or assumptions about the effects of sales, income/(loss), earnings per share, operating income or gross margin improvements or declines, Project Acceleration, the European
Transformation Plan, the Capital Structure Optimization Plan, Project Renewal, capital and other expenditures, cash flow, dividends, restructuring and restructuring related costs, costs and cost savings, inflation or deflation, particularly with respect to commodities such as oil and resin, debt ratings, and management's plans, projections and objectives for future operations and performance. These statements are accompanied by words such as
"anticipate," "expect," "project," "will," "believe," "estimate" and similar expressions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail, commercial and industrial sectors of the economy in light of the global economic slowdown; currency fluctuations; competition with other manufacturers and distributors of consumer products; major retailers' strong bargaining power; changes in the prices of raw materials and sourced products and our ability to obtain raw materials and sourced products in a timely manner from suppliers; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to expeditiously close facilities and move operations while managing foreign regulations and other impediments; our ability to implement successfully information technology solutions throughout our organization; our ability to improve productivity and streamline operations; changes to our credit ratings; significant increases in the funding obligations related to our pension plans due to declining asset values or otherwise; the imposition of tax liabilities greater than our provisions for such matters; the risks inherent in our foreign operations and those factors listed in the company’s latest quarterly report on Form 10-Q, and exhibit 99.1 thereto, filed with the Securities and Exchange Commission.
Changes in such assumptions or factors could produce significantly different results. The information contained in this presentation is as of the date indicated. The company assumes no obligation to update any forward-looking statements contained in this presentation as a result of new information or future events or developments.
Forward-Looking Statement
Forward-Looking Statement
Nancy O’Donnell
VP, Investor Relations
(770) 418-7723
nancy.odonnell@newellco.com
Alisha Pennix
Sr. Manager, Investor Relations
(770) 418-7706
alisha.pennix@newellco.com
INVESTOR RELATIONS CONTACTS:

3 3
Net Sales of $1.55 billion, a 5.8% increase versus the prior year, reflecting a 3.3%
improvement in core sales and favorable foreign currency of 2.5%
Gross Margin of 37.4%, down 100 basis points from the prior year primarily due to higher input cost inflation partially offset by pricing and productivity
Normalized Operating Income Margin of 13.7% of sales, a 20 basis point increase from 13.5% of sales in the prior year
Normalized EPS of $0.45, a 7.1% increase as compared with $0.42 last year, due primarily to the increase in sales, lower structural SG&A costs and interest expense savings, partially offset by the impact of input cost inflation and higher strategic SG&A spending
Operating Cash Flow of $295.3 million, compared with $194.5 million last year, reflecting a shift in working capital needs due to later Back-to-School order patterns by certain customers and the timing of new product launches
The prior year period included a voluntary $50 million pension contribution that did not occur in the current year
Q3 2011 Summary
Q3 2011 Summary

4 4
Net Sales of $4.37 billion, a 3.6% increase versus the prior year, reflecting a 1.1%
improvement in core sales and favorable foreign currency of 2.5%
Gross Margin of 37.7%, down 50 basis points from the prior year primarily due to input cost inflation, partially offset by pricing and productivity
Normalized Operating Income Margin of 12.7% of sales, a 70 basis point decrease from 13.4% of sales in the prior year, primarily due to lower gross margin and higher strategic SG&A spending, partially offset by lower structural
SG&A costs
Normalized EPS of $1.19, compared with $1.18 in the prior year
Operating Cash Flow of $279.8 million, compared with $377.9 million last year
The year-over-year change in operating cash flow is primarily driven by the timing of working capital requirements and higher inventory levels in support of international expansion and new product introductions
Q3 YTD 2011 Summary
Q3 YTD 2011 Summary

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

5 5
Q3 2011 Sales:
Q3 2011 Sales:
Percent Change by Segment
Percent Change by Segment
Q3 2011
Home &
Family
Office
Products
Tools,
Hardware &
Commercial
Products
Total
Core Sales 1.1 2.2 7.5 3.3
Currency Translation 1.8 3.3 2.8 2.5
Total 2.9 5.5 10.3 5.8

6 6
Q3 YTD 2011
Home &
Family
Office
Products
Tools,
Hardware &
Commercial
Products
Total
Core Sales (1.3) 0.7 5.4 1.1
Currency Translation 1.6 3.5 2.6 2.5
Total 0.3 4.2 8.0 3.6
Q3 YTD 2011 Sales:
Q3 YTD 2011 Sales:
Percent Change by Segment
Percent Change by Segment

Sharpie IRWIN Goody Rubbermaid Graco Calphalon Waterman
Lenox Paper Mate Levolor Parker Dymo Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

7 7
Full Year 2011 Outlook
Full Year 2011 Outlook
* Reflects outlook communicated in the Q3 2011 Earnings Release and Earnings Call
** See reconciliation included in the Appendix
FY 2011 Outlook*
Core Sales 1% to 3%
Currency Translation Approximately +2%
Total Sales Growth 3% to 5%
Gross Margin Flat to down 30 basis points
“Normalized” EPS** $1.55 to $1.62
Cash Flow from Operations $520 to $560 million
Capital Expenditures Approximately $200 million

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Commercial Products Aprica
Newell Rubbermaid Brands That Matter

8 8
Sales Growth Initiatives
Sales Growth Initiatives
Fladea™ car seat easily rotates into
three positions for optimum safety as
the baby grows (flat bed for
newborn, rear facing and forward
facing)
Karoon™ Plus (left), the lightest
stroller in the category, features a
reversible handle, 3-D suspension
for better steadiness and a 360-
degree full canopy
Soraria® (right) has auto-locking 4-
wheel casters for convenience and
ease of maneuverability, a reversible
handle and a higher seat to protect
against heat from the road
New Aprica® Japan Product Launches

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Commercial Products Aprica
Newell Rubbermaid
Brands That Matter

9 9
Sales Growth Initiatives
Sales Growth Initiatives
Moto™ Lightweight Travel
System combines simple
design and modern elements,
including an integrated
SmartTray™ and quick one-
hand fold
Haven™ OpenAir™ Playard
offers simplicity and
functionality with easy one-
hand assembly and a 360-
degree, unobstructed view of
baby
Launch of Aprica® at Babies"R"Us®

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
NewellRubbermaid Brands That Matter

10 10
Sales Growth Initiatives
Sales Growth Initiatives
Calphalon Quick Brew 10-Cup
Thermal Coffeemaker brews up to
25% faster than comparable
standard coffee makers, delivering
premium flavor in less time
Calphalon Classic Round Waffle
Maker has No-Peek™ “Ready”
feature to indicate doneness
Calphalon XL Digital Convection
Oven with exclusive Opti-Heat
system ensures even heat
delivery with nonstick interior for
easy cleanup
New Calphalon® Kitchen Electrics

Paper Mate InkJoy
SEE HOW IT FEELS.

Paper Mate
InkJoy
effortless writing
SEE HOW IT FEELS.
Paper Mate

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

11 11 Launching globally New integrated ink and nib technology generates an unbelievably smooth writing experience Sub-brand of Paper Mate® Sales Growth Initiatives Sales Growth Initiatives ®

Paper Mate   Sharpie

NUEVO
NOVO
Paper Mate
KILOMETRICA
100
EL BOLÍGRAFO MÁS SUAVE
A CANETA MAIS MACIA
BOLÍGRAFOS - CANETAS
CONT. 50 PIEZAS - PÇAS
Sharpie
METALLIC
MÉTALISÉ
FINE
Sharpie
TWIN TIP
POINTE DOUBLE
FINE
ULTRA FINE
Sharpie
LAUNDRY
SPÉCIAL TEXTILE
FINE
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CD/DVD
FINE
ULTRA FINE

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

12 Launching and in Brazil Launching and in Brazil Sales Growth Initiatives Sales Growth Initiatives

At a loss for words?
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Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Aprica
Newell Rubbermaid
Brands That Matter

Sales Growth Initiatives
Sales Growth Initiatives
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Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

Sales Growth Initiatives
Sales Growth Initiatives
Rubbermaid® Medical Solutions
Rubbermaid® Medical continues
to build share as the leader in
mobile medical carts and mobile
electronic medical records
solutions for healthcare facilities
Rubbermaid Medical Solutions
on track to nearly double
revenues in FY 2011

Reconciliation: Q3 2011 and
Reconciliation: Q3 2011 and
Q3 2010 “Normalized”
Q3 2010 “Normalized”
EPS
EPS
Q3 2011 Q3 2010
Diluted earnings per share (as reported): ($0.61) $0.09
Goodwill impairment charges $1.05 $0.00
Restructuring and restructuring-related costs $0.06 $0.05
Discontinued operations $0.04 $0.00
CEO transition costs
$0.01 $0.00
Convertible notes dilution $0.00 $0.04
Capital structure optimization plan $0.00 $0.45
Income tax benefits
($0.10) ($0.21)
Other items
($0.01) $0.00
"Normalized" EPS*:
$0.45 $0.42
* Totals may not add due to rounding
Additional discussion of the reconciling items above can be found in the company's Q3 2011 earnings release.

Reconciliation: Q3 YTD 2011 and
Reconciliation: Q3 YTD 2011 and
Q3 YTD 2010 “Normalized”
Q3 YTD 2010 “Normalized”
EPS
EPS
Q3 YTD 2011 Q3 YTD 2010
Diluted earnings per share (as reported): $0.15 $0.70
Goodwill impairment charges
$1.03 $0.00
Restructuring and restructuring-related costs $0.12 $0.16
Discontinued operations
$0.03 ($0.01)
CEO transition costs $0.01 $0.00
Convertible notes dilution $0.00 $0.10
Capital structure optimization plan $0.00 $0.44
Income tax benefits
($0.17) ($0.21)
Other items
$0.01 ($0.01)
"Normalized" EPS*:
$1.19 $1.18
* Totals may not add due to rounding
Additional discussion of the reconciling items above can be found in the company's Q3 2011 earnings release.

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid
Brands That Matter

Reconciliation: Full Year 2011 Outlook
Reconciliation: Full Year 2011 Outlook
and “Normalized”
and “Normalized”
EPS
EPS
FY 2011
Diluted earnings per share $0.34 to $0.41
Restructuring and restructuring-related costs $0.26 to $0.32
Goodwill impairment charges $1.03
Discontinued operations $0.03
CEO transition costs $0.02
Income tax benefits ($0.17)
Other items $0.01
"Normalized" EPS*:
$1.55 to $1.62
* Totals may not add due to rounding
Additional discussion of the reconciling items above can be found in the company's Q3 2011 earnings release.

Reconciliation: Q3 2011 and Q3 2010 Operating
Reconciliation: Q3 2011 and Q3 2010 Operating
Income to Normalized Operating Income
Income to Normalized Operating Income
$ millions
Q3 2011 Q3 2010
Net sales $1,549.9 $1,465.5
Operating income (as reported) ($192.2) $174.6
Goodwill impairment charges $382.6 $0.0
Restructuring and restructuring-related costs $17.0 $23.1
CEO transition costs $4.4 $0.0
Operating income (normalized) $211.8 $197.7
Operating income margin (normalized) 13.7% 13.5%
Additional discussion of the reconciling items above can be found in the company's Q3 2011 earnings release.

Q3 YTD 2011 Q3 YTD 2010
Net sales $4,369.4 $4,216.7
Operating income (as reported) $131.7 $505.2
Goodwill impairment charges $382.6 $0.0
Restructuring and restructuring-related costs $38.1 $61.8
CEO transition costs $4.4 $0.0
Operating income (normalized) $556.8 $567.0
Operating income margin (normalized) 12.7% 13.4%
Additional discussion of the reconciling items above can be found in the company's Q3 2011 earnings release.
Reconciliation: Q3 YTD 2011 and Q3 YTD 2010 Operating
Reconciliation: Q3 YTD 2011 and Q3 YTD 2010 Operating
Income to Normalized Operating Income
Income to Normalized Operating Income
$ millions

Reconciliation: Q3 2011 and
Reconciliation: Q3 2011 and
Q3 2010 Free Cash Flow
Q3 2010 Free Cash Flow
$ millions Q3 2011 Q3 2010
Operating Cash Flow $295.3 $194.5
Capital Expenditures (55.1) (38.8)
Free Cash Flow $240.2 $155.7
Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.

Sharpie IRWIN Goody Rubbermaid GRACO Calphalon WATERMAN
LENOX Paper Mate LEVOLOR PARKER DYMO Rubbermaid Aprica
Newell Rubbermaid Brands That Matter

Reconciliation: Q3 YTD 2011 and
Reconciliation: Q3 YTD 2011 and
Q3 YTD 2010 Free Cash Flow
Q3 YTD 2010 Free Cash Flow
$ millions
Q3 YTD 2011 Q3 YTD 2010
Operating Cash Flow $279.8 $377.9
Capital Expenditures (151.2) (108.1)
Free Cash Flow $128.6 $269.8
Free Cash Flow is defined as cash flow provided by operating activities less capital expenditures.